Exhibit 99.2

For Immediate Release

Contact:
Sinoenergy Corporation	CCG Elite Investor Relations Inc.
Ms. Laby Wu, CFO	Mr. Crocker Coulson, President
Phone: +86-10-8492-8149	Phone: +1-646-213-1915 (New York)
Email: labywu@gmail.com	Email: crocker.coulson@ccgir.com

Sinoenergy Corporation Provides Additional Guidance for 2008 and 2009

Qingdao, August 16, 2007-- Sinoenergy Corporation (OTC Bulletin Board: SNEN), (“Sinoenergy”), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment and a designer, developer and operator of CNG filling stations in China, today provided further guidance for fiscal 2008 and 2009.

During the earnings conference call, the Company stated that it expects revenues in fiscal 2008 to be in the range of $45 and $47 million and operating income to be in the range of $13 million to $15 million. The Company affirmed guidance that revenues in fiscal 2009 are expected to increase 70% over 2008 levels.

“In the first half of 2008, we expect to see the full benefit of our first 30 CNG filling stations. While we have not finalized our construction plans for 2008, we expect at least another 40 stations to come on line over the next year, of which some will begin to contribute revenues in 2008,” said Mr. Tianzhou Deng, Chairman of Sinoenergy. “Our outlook for 2009 reflects the revenues from these new stations as well as our plans to finance the development of four CNG super mother stations in Hubei and Anhui provinces that are expected to be in operation in 2009.”

About Sinoenergy:

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as a designer, developer and operator of CNG stations in China. In addition to its CNG related products, the Company also manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statements reflect our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Exhibit 99.3

Sinoenergy Signs Agreement with Sinopec

QINGDAO, China, Aug. 9 /Xinhua-PRNewswire-FirstCall/ -- Sinoenergy Corporation (OTC Bulletin Board: SNEN), ("Sinoenergy" or the "Company"), a manufacturer of compressed natural gas (CNG) vehicle equipment and CNG station equipment as well as an operator of CNG stations in China, announced today that it has signed an agreement with Sinopec (NYSE: SHI) to secure the supply of 200 million cubic meters of natural gas per year for 20 years to Anhui Gather Energy Gas Co., Ltd ("Anhui Gather"), a 45% subsidiary of Sinoenergy. The supply will be for CNG vehicles and will commence after the Sichuan-Shanghai gas pipeline begins its operation.

Anhui Gather is owned by Sinoenergy and Hong Kong China New Energy Development Investment Co. Ltd ("New Energy"), capitalized with $5.0 million of investments. It plans to build and operate 2 CNG processing factories for the wholesale of natural gas. Operating at 200 million cubic meters of natural gas per year, the factories can generate a revenue of up to $50 million and net income of $10 million. The Xuancheng government has also agreed to provide Anhui Gather the usage of the 40,000 square meter construction site and a preferential income tax rate. Anhui Gather will receive tax-exemption during its first two profitable years, and it will be assessed half of the normal tax rate for the following three years.

The agreement sets forth Sinopec’s commitment to provide Anhui Gather an initial annual volume of 50 million cubic meters per year with the possibility of increasing to 200 cubic meters per year. Sinopec is to begin supplying Anhui Gather Energy once the Sichuan-Shanghai natural gas pipeline is operational beginning in 2009. The actual sales volume is subject to annual natural gas purchase agreements, and the price is subject to future determination.

The Sichuan-Shanghai natural gas pipeline will carry gas from the Pugang gas field, which is one of the largest gas fields in China and has approximately 700 billion cubic meters of proven natural gas reserves.

"This is the second gas supply agreement we have signed with Sinopec in 2007, and Sinoenergy now has up to 400 million cubic meters of natural gas available from Sinopec," remarked by Mr. Deng Tianzhou, Chairman of Sinoenergy. "With this plentiful supply, we feel confident in our ability to execute our CNG filling station expansion strategy. We plan to increase our CNG wholesale and retail businesses and accelerate the development of other business lines, including the CNG automotive conversion kit business."

Sinoenergy is currently in a growth campaign which involves the construction and operation of 30 new CNG filling stations. Construction is currently underway at six stations, with 10 filling stations in the design phase and the remaining 14 stations in the early preparation stage. The Company expects to open the initial group of filling stations in August 2007, with the remainder opened by the end of 2007.

About Sinoenergy

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as a designer, developer and builder of CNG stations in China. In addition to its CNG related products, the Company also manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to raise additional capital to finance the Company’s activities; the projected completion of the Sichuan-Shanghai pipeline; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

Sinoenergy Corporation

Ms. Laby Wu
CFO
Tel: +86-10-8492-8149
Email: labywu@gmail.com

CCG Elite Investor Relations Inc.

Mr. Crocker Coulson
President
Tel: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com